Exhibit 19.1

SLM Student Loan Trust 2003-B

Officer’s Certificate of the Servicer

Annual Statement of Compliance

As of December 31, 2004

TO:	Trustee	Indenture Trustee
	Chase Manhattan Bank USA, National Association	JP Morgan Chase Bank
	Christiana Center/OPS4, 500 Stanton Christiana Road	450 West 33rd Street 14th Floor
	Newark, Delaware 19713	New York, New York 10001
	Attn: Corporate Trust Department	Attn: Structured Finance Services

Copy:	JP Morgan Chase Bank
450 West 33rd Street 14th Floor
New York, New York 10001
Attn: Structured Finance Services

Pursuant to Section 3.2 of the Administration Agreement (the “Agreement”), we hereby certify that (i) a review of the activities and performance of the Servicer from January 1, 2004 through December 31, 2004 under this Agreement and under the Servicing Agreement dated as of June 27, 2003 has been made under our supervision, and (ii) to the best of our knowledge, the Servicer has fulfilled its obligations in all material respects under the Agreement and under the Servicing Agreement throughout such period.

SALLIE MAE Inc., as Servicer

12061 Bluemont Way

Reston, Virginia 20190

/s/ Robert A. Crawford
Robert A. Crawford, Senior Vice President and Controller

/s/ C. E. Andrews
C. E. Andrews, Executive Vice President, Accounting and Risk Management

12061 Bluemont Way

Reston, VA 20190

Dan Brown

JP Morgan Institutional Trust Services

4 New York Plaza

6th Floor

New York, NY 10004-2477

John Cashin

Chase Manhattan Bank USA, NA

500 Stanton Christiana Rd, 3rd Floor/OPS4

Newark, DE 19713

SLM PC TRUST 2002-A

SLM PC TRUST 2003-A

SLM PC TRUST 2003-B

SLM PC TRUST 2003-C

SLM PC TRUST 2004-A

SLM PC TRUST 2004-B

Pursuant to Section 3.2 of the Administration Agreement (the “Agreement”), we, the undersigned, hereby certify that (i) a review of the activities and performance of the Administrator from January 1, 2004 through December 31, 2004 has been made under our supervision and (ii) to the best of our knowledge, based on such review, the Administrator has fulfilled its obligations in all material respects under the Agreement throughout such period.

/s/ Gregory A. Swartz	/s/ J. Lance Franke
Gregory A. Swartz, Managing Director,	J. Lance Franke, Sr. Vice President
Corporate Finance Operations	Corporate Finance
Sallie Mae, Inc.	Sallie Mae, Inc.

cc:	Chase Manhattan Bank USA, N.A.
Eligible Lender Trustee